                                                                 Execution Copy

===============================================================================



                     AMENDED AND RESTATED CREDIT AGREEMENT


                     -------------------------------------


                              HARCOR ENERGY, INC.



                                      and



             INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION

                                    as Agent



                                      and

                                    LENDERS
                              (identified herein)


                     -------------------------------------


                                  $15,000,000



                                 July 19, 1995




===============================================================================

                               TABLE OF CONTENTS

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
AMENDED AND RESTATED CREDIT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I - Amendment and Restatement, Definitions and References . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.1  Amendment and Restatement; Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.2  Exhibits and Schedules; Additional Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 1.3  Amendment of Defined Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 1.4  References and Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 1.5  Calculations and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE II - The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 2.1.  Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 2.2.  Requests for Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section 2.3.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section 2.4.  Rate Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section 2.5.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 2.6.  Agent's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 2.7.  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 2.8.  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.9.  Loan Amortization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.10.  Payments to Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.11.  Initial Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.12.  Subsequent Determinations of Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.13.  Borrower's Reduction of Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.14.  Capital Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.15.  Increased Cost of Fixed Rate Portions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 2.16.  Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 2.17.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 2.18.  Reimbursable Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE III - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 3.1.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 3.2.  Documents to be Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 3.3.  Additional Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE IV - Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 4.1.  Borrower's Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 4.2.  Representation by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE V - Covenants of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 5.1.  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

         Section 5.2.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE VI - Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 6.1.  The Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 6.2.  Agreement to Deliver Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 6.3.  Perfection and Protection of Security Interests and Liens  . . . . . . . . . . . . . . . . . . . . .   31
         Section 6.4.  Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 6.5.  Guaranties of Borrower's Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 6.6.  Production Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE VII - Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 7.1.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 7.2.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 7.3.  INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE VIII - Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 8.1.  Appointment and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 8.2.  Exculpation, Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 8.3.  Lenders' Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 8.4.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 8.5.  Rights as Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 8.6.  Sharing of Set-Offs and Other Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 8.7.  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 8.8.  Benefit of Article VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 8.9.  Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE IX - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 9.1.  Waivers and Amendments; Acknowledgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 9.2.  Survival of Agreements; Cumulative Nature  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 9.3.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 9.4.  Joint and Several Liability; Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 9.5.  GOVERNING LAW; SUBMISSION TO PROCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 9.6.  Limitation on Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 9.7.  Termination; Limited Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 9.8.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 9.9.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 9.10.  ACKNOWLEDGEMENT OF NO CLAIMS, OFFSETS OR DEFENSES; RELEASE BY THE RELATED PARTIES . . . . . . . . .   41
         SECTION 9.11.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42


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

                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of July 19, 1995, by and among HarCor Energy, Inc., a Delaware corporation (herein called "Borrower"), Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation ("INCC"), individually as a Lender, and the other Lenders from time to time party to this Agreement, and INCC as agent for the Lenders (in such capacity, "Agent").

                                    RECITALS

         1. Borrower and Internationale Nederlanden (U.S.) Capital Corporation entered into that certain Credit Agreement dated June 24, 1994 (the "Prior Agreement") which amended and restated in its entirety an Amended and Restated Credit Agreement, dated as of March 18, 1994, and various amendments thereto; and

         2. Borrower and Lenders desire to amend and restate the Prior Agreement in its entirety as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


       ARTICLE I - Amendment and Restatement, Definitions and References

         Section 1.1 Amendment and Restatement; Defined Terms. The parties hereto agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and all of the terms and provisions hereof shall supersede the terms and provisions of the Prior Agreement. As used in this Agreement, each of the following terms has the meaning given it in this Section
1.1 or in the sections and subsections referred to below:

         "Advance" has the meaning given it in Section 2.1.

         "Aggregate Maximum Loan Amount" means the sum of the Maximum Loan Amount for all Lenders, which shall initially be $15,000,000, subject to reduction as provided herein.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                 (a) to vote 30% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                 (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" shall have the meaning assigned to such term in the first paragraph of this Agreement as agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than INCC becomes a party hereto, "Agent" shall mean INCC individually.

         "Agreement" means this Credit Agreement.

         "Base Rate" means the rate of interest one half of one percent (0.5%) above the Reference Rate. For purposes of this definition, "Reference Rate" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Base Rate Portion" means that portion of the unpaid principal balance of the Loans which is not made up of Fixed Rate Portions.

         "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.11 or the amount determined by Agent in accordance with the provisions of Section 2.12, as reduced by Borrower pursuant to Section 2.13; provided, however, that in no event shall the Borrowing Base ever exceed the Aggregate Maximum Loan Amount.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the London interbank market.

         "Capital Expenditures" means those costs and expenses associated with the development and redevelopment of the oil and gas properties of Borrower and its Consolidated Subsidiaries which pursuant to GAAP are required to be capitalized and subject to depletion, depreciation or amortization.

         "Change of Control" means the occurrence of any of the following events (whether or not approved by the board of directors of the Borrower): (i) Borrower consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, Borrower (in each case, whether or not in compliance with the terms of this Agreement), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of Borrower immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Borrower or the surviving entity if other than Borrower; (ii) Borrower or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Borrower and its Subsidiaries (determined on a Consolidated basis) to any Person or group of related Persons for purposes of Section 13(d) of the Securities Act of 1934, as amended ("Group of Persons"); (iii) the adoption of any plan of liquidation or dissolution of Borrower; (iv) any Person or Group of Persons is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended ("Exchange Act"), directly or indirectly, of 40% of the Voting Stock of Borrower; or (v) the first day on which a majority of the members of the board of directors of Borrower are not Continuing Directors.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Commitment Period" means the period from and including the Effective Date and including January 31, 1996 (or, if earlier, the day on which the Notes first become due and payable in full, or the date on which the Commitment Period is terminated pursuant to Section 7.1 as a result of the occurrence of an Event of Default).

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Continuing Directors" means, as of the date of determination, any member of the board of directors of Borrower, who (i) was a member of such board of directors on the date of this Agreement, or (ii) was nominated for election or elected to such board of directors with the affirmative vote of a majority of the Continuing Directors who were members of such board at the time of such election or nomination.

         "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Determination Date" has the meaning given it in Section 2.12.

         "Disclosure Report" means either a notice given by Borrower under
Section 5.1(d) or a certificate given by Borrower's chief financial officer under Section 5.1(b)(ii).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Effective Date" has the meaning given it in Section 3.1.

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 5.1(b)(iv).

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

         "Eurodollar Rate" means, with respect to each particular Fixed Rate Portion and the related Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

         "Event of Default" has the meaning given it in Section 7.1.

         "Excess Cash Flow" has the meaning set forth in the 2002 Indenture.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Fixed Rate" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

         Fixed Rate =        Eurodollar Rate
                             ------------------------------- + A
                             100.0% - Reserve Percentage
where A means 2.5%. If the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Agent may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Fixed Rate Portion" means any portion of the unpaid principal balance of the Loan which Borrower designates as such in a Rate Election.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

         "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.5.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Highest Lawful Rate" means the maximum nonusurious rate of interest that each Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loan.

         "Initial Engineering Report" means, the engineering report concerning oil and gas properties of Borrower dated March 17, 1995 prepared by Ryder Scott Company as of December 31, 1994.

         "Initial Financial Statements" means (i) the audited annual Consolidated financial statements of Borrower dated as of December 31, 1994, and (ii) the unaudited quarterly Consolidated financial statements of Borrower dated as of March 31, 1995.

         "Interest Period" means, with respect to each particular Fixed Rate Portion, a period of 1, 2, 3 or 6 consecutive calendar months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a

Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day) and each Interest Period which commences on a day for which there is no numerically corresponding day in the appropriate subsequent month shall end on the last day of the appropriate subsequent month. No Interest Period may be elected which would extend past the date on which the Notes are due and payable in full.

         "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date of the 2002 Indenture among the Agent, the trustee for the holders of the 2002 Notes, Guarantor, and Borrower.

         "Late Payment Rate" means, at the time in question, four percent (4.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean four percent (4.0%) per annum plus the related Fixed Rate. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Lenders" means each signatory hereto (other than Borrower), including Internationale Nederlanden (U.S.) Capital Corporation, in its capacity as a lender hereunder rather than as Agent, and the successors of each as holder of a Note.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan" has the meaning given it in Section 2.1.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Intercreditor Agreement, the warrants to purchase common stock of Borrower issued to each Lender, any Permitted Swap Agreements, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "Majority Lenders" means at the time in question one or more Lenders whose Percentage Shares total not less than 50%.

         "Maximum Loan Amount" means with respect to each Lender, the amount set forth for such Lender opposite its signature hereto, as such amount is reduced pursuant to Section 2.8.

         "Note" has the meaning given it in Section 2.1.

         "Obligations" means the sum of all Debt from time to time owing by any of the Related Persons to Agent or any Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

         "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Request for Advance or when no Loans are outstanding hereunder the percentage set forth opposite such Lender's name on the signature pages of this Agreement, and (b) when used otherwise, the percentage equal to the unpaid principal balance of such Lender's Loan at the time in question divided by the aggregate unpaid principal balance of all Loans at such time.

         "Permitted Investments" means investments:

                 (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

                 (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

                 (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

         "Permitted Swap Agreements" means the Master Forward and Protection Agreement dated as of September 16, 1991 between ING Capital Corp. and Borrower, that certain Master Forward and Protection Agreement dated as of August, 1994 between Internationale Nederladen (U.S.) Capital Corporation and Borrower, and any other similar master swap agreements between a Related Person and any Lender (or its Affiliates) together with all transactions and confirmations under such agreements.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Prior Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Prior Note" means that certain Promissory Note dated as of June 24, 1994, made by Borrower payable to the order of Internationale Nederlanden (U.S.) Capital Corporation in the maximum principal amount of $17,200,000.

         "Prior Unsecured Senior Credit Agreement" means that certain Unsecured Senior Credit Agreement dated June 24, 1994 between Borrower and Internationale Nederlanden (U.S.) Capital Corporation.

         "Prohibited Lien" means any Lien not expressly allowed under Section 5.2(b).

         "Projected Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for a specified period of time from properties and interests owned by any Related Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 5.1(b)(iv), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any such properties or interests that had not been reflected in such report but that are reflected in separate or supplemental reports meeting the requirements of such Section 5.1(b)(iv) and otherwise are satisfactory to Agent.

         "Rate Election" has the meaning given it in Section 2.4.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Related Person" means any of Borrower, each Subsidiary of Borrower, and each Guarantor.

         "Request for Advance" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Reserve Percentage" means, on any day with respect to each particular Fixed Rate Portion, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to such Fixed Rate Portion. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "Restricted Debt" of any Person means Debt in any of the following categories:

                 (a)  Debt for borrowed money,

                 (b) Debt constituting an obligation to pay the deferred purchase price of property,

                 (c) Debt evidenced by a bond, debenture, note or similar instrument,

                 (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

                 (e) Debt arising under futures contracts, swap contracts, or similar agreements,

                 (f) Debt constituting principal under leases capitalized in accordance with GAAP,

                 (g) Debt arising under conditional sales or other title retention agreements,

                 (h) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

                 (i) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

                 (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

                 (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

                 (l) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than 120 days after the incurrence thereof.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tranche" has the meaning given it in Section 2.4.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of capital stock in such Person entitling the holders thereof (whether at all times or only so long no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

         "2002 Indenture" means that certain Indenture dated as of July 24, 1995 between Borrower and Texas Commerce Bank National Association, as Trustee, pursuant to which the 2002 Notes were issued.

         "2002 Notes" means Borrower's 14 7/8% Senior Notes due 2002 issued pursuant to the 2002 Indenture in the aggregate principal amount of $65,000,000.

         Section 1.2 Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4 References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5 Calculations and Determinations. All calculations under the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Agent or a Lender of amounts to be paid under Sections 2.14 through 2.18 or any other matters which are to be determined hereunder by Agent or a Lender (such as any Eurodollar Rate, Fixed Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lenders otherwise consent all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                             ARTICLE II - The Loan

         Section 2.1. Advances. Subject to the terms and conditions hereof, each Lender agrees to the extent that the principal of the indebtedness outstanding hereunder does not exceed the Borrowing Base such Lender will make Advances to Borrower (herein called "Advances") upon request from time to time during the Commitment Period so long as (a) each Advance by such Lender does not exceed such Lender's Percentage Share of the aggregate amount of Advances then requested from all Lenders, and (b) the aggregate amount of Advances outstanding at any time does not exceed the lesser of such Lender's Percentage Share of the Borrowing Base or such Lender's Maximum Loan Amount, as determined as of the date on which the requested Advance is to be made. The aggregate amount of all Advances requested of all Lenders in any Request for Advance must be greater than or equal to $100,000 or must equal the unadvanced portion of the Borrowing Base. The obligation of Borrower to repay to each Lender the aggregate amount of all Advances made by such Lender (herein called such Lender's "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2. Requests for Advances. Borrower must give notice to Agent of any requested Advance as follows:

                 (a) if all of such Advance is designated as a Base Rate Portion, by 10:00 a.m., Eastern Time, on the first Business Day preceding the date such Advance is requested to be made; and

                 (b) if any part of such Advance is designated as a Fixed Rate Portion, by 10:00 a.m., Eastern Time, on the third Business Day preceding the date such Advance is requested to be made.

Each request for Advance shall be made in writing or by telephonic notice promptly confirmed in writing. Each such written request or confirmation must be made in writing in the form and substance of the "Request for Advance" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are to be set out in such written confirmation. Promptly after receiving any telephonic request for Advance, Agent shall notify each Lender thereof and Agent shall promptly provide to each Lender a copy of any written Request for Advance received from Borrower. If all conditions precedent to such Advance have been met, each Lender will on the date requested make such Advance available to Agent in immediately available funds by transfer to Agent's account at Morgan Guaranty Trust Company of New York in New York, New York. Agent shall then promptly make the Advance available to Borrower at such bank account as may be modified from time to time by agreement of the parties hereto. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Advance, Agent may in its discretion assume that such Lender has made such Advance and, in reliance upon such assumption, may (but shall not be required to) make the amount thereof available to Borrower. If and to the extent such Lender shall not so make its Advance available to Agent,

Borrower agrees to repay to Agent, and such Lender agrees that to the extent that Borrower shall fail to make such repayment such Lender shall pay to Agent, within three days after demand, the amount of such Advance so made available by the Agent together with interest thereon, for each day from the date such amount is made available by Agent to Borrower until the date such amount is paid or repaid to Agent, at the interest rate applicable at the time to the other Advances made on such date. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

         Section 2.3. Use of Proceeds. Borrower shall use all funds lent hereunder to finance working capital, the acquisition of new oil and gas properties and the development of new and existing oil and gas properties. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.4. Rate Elections. Borrower may from time to time designate all or any portion of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portion of the Loan which is required to be repaid prior to the end of the designated Interest Period) as a "Tranche", which term refers to a set of Fixed Rate Portions with identical Interest Periods and with each Lender participating in such Tranche in accordance with its Percentage Share. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of a Default and Borrower may make such an election with respect to outstanding Fixed Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a Tranche shall:

                 (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

                 (b) Specify the amount of the Loans which Borrower desires to designate as such Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

                 (c) Be received by Agent not later than 10:00 a.m., Eastern Time, on the third Business Day preceding the first day of the specified Interest Period.

Promptly after receiving any such election (herein called a "Rate Election") which meets the requirements of this section, Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the aggregate amount of the Tranche elected in any Rate Election must be an integral multiple of $100,000. Upon the termination of each Interest Period, the portion of each Loan within the related Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than five (5) Tranches in effect at any time.

         Section 2.5. Fees. In consideration of each Lender's commitment to make Advances, Borrower will pay, in addition to any payments made prior to the date hereof, the following fees:

                 (a) to Agent for the account of each Lender, on or before the Effective Date, a facility fee as determined under a separate agreement between Borrower and Agent.

                 (b) to Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of one-half of one percent (0.5%) per annum to the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the unpaid principal balance of all Loans at the end of such day. This commitment fee shall be due and payable in arrears on the last day of each March, June, September and December and at the end of the Commitment Period.

         Section 2.6. Agent's Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay a non-refundable annual fee of $25,000 to Agent on each anniversary of this Agreement until the Obligations have been paid in full; provided that, no such fee shall be due during any period, or any portion thereof, in which there shall be only one Lender under this Agreement. Each such fee shall be payable in arrears, for the period commencing on the date following the previous payment (or for the first period, the date hereof) and ending on the date of such payment.

         Section 2.7. Optional Prepayments. Borrower may, upon one (1) Business Days' notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amount of all partial prepayments of principal on the Notes is greater than or equal to $100,000, and so long as Borrower does not prepay any Fixed Rate Portion except on the last day of the relevant Interest Period, and so long as Borrower does not make any prepayments which would reduce the aggregate unpaid principal balance of the Loans to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each partial prepayment of principal made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities.
Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.8. Mandatory Prepayments. If the aggregate unpaid principal balance of the Loans ever exceeds the Borrowing Base Borrower shall, within thirty (30) Business Days after Agent gives notice of such fact to Borrower, prepay the principal of the Loans in an amount at least equal to such excess. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.9. Loan Amortization. The principal of the Loans will be due and payable in quarterly installments on the last day of December, March, June, and September, beginning March 31, 1996, and continuing regularly thereafter until December 31, 1998. Each installment shall be equal to a percentage of the outstanding principal balance of the Notes at the end of the Commitment Period (prior to any payments on that date) which percentage is set out opposite such installment as follows:

         INSTALLMENT DATE                            PAYMENT PERCENTAGE
         ----------------                            ------------------
         March 31, 1996                                      6.00%
         June 30, 1996                                       6.00%
         September 30, 1996                                  6.00%
         December 31, 1996                                   6.00%
         March 31, 1997                                     11.25%
         June 30, 1997                                      11.25%
         September 30, 1997                                 11.25%
         December 31, 1997                                  11.25%
         March 31, 1998                                      7.75%
         June 30, 1998                                       7.75%
         September 30, 1998                                  7.75%
         December 31, 1998                                   7.75% (or outstanding balance)

         All unpaid principal of the Loans together with all accrued unpaid interest thereon shall be due and payable in full on December 31, 1998.

          Section 2.10. Payments to Lenders. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Eastern Time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Agent's

Note. When Agent collects or receives money on account of the Obligations which is insufficient to pay all the Obligations then due and payable, Agent may apply such money as it elects to the various Obligations which are then due and payable.

         Section 2.11.  Initial Borrowing Base.  Subject to the provisions of
Section 2.12 and 2.13, during the period from the date hereof to the first Determination Date, the Borrowing Base shall be $10,000,000.

         Section 2.12. Subsequent Determinations of Borrowing Base. By September 30, 1995 Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Borrower's businesses and properties (including Borrower's oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 5.1(b)(iv). Within forty-five (45) days after receiving such information, reports and data, or as promptly thereafter as practicable, Lenders whose Percentage Shares total not less than 75% shall by notice to Borrower designate the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section Agent may nonetheless designate the Borrowing Base at any amount which Lenders whose Percentage Shares total not less than 75% determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Lenders whose Percentage Shares total not less than 75% shall designate a new Borrowing Base as described above. Lenders whose Percentage Shares total not less than 75% shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties of Borrower at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to designate the Borrowing Base at any particular amount, whether in relation to the Maximum Loan Amount or otherwise, and that Lenders' commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5(b) and, to the extent permitted by law and regulatory authorities, for the purposes of Section 2.14. In addition to the foregoing, Lenders whose Percentage Shares total not less than 75% shall also have the right to redetermine the Borrowing Base at any time and from time to time upon the occurrence of any event or condition which causes any loss of or damage to any Collateral (regardless of whether covered by insurance), upon the institution of any condemnation proceedings involving any Collateral, if such loss, damage or condemnation is reasonably likely to result in at least a $100,000 diminution in the value of the Collateral (without regard to any insurance which may be available), upon the sale of any part of the Collateral with a value in excess of $100,000 which is not in the ordinary course of business, and upon the occurrence of any event or condition which could reasonably be expected to have a material adverse effect upon the value of the Collateral.

         Section 2.13. Borrower's Reduction of Borrowing Base. Until the termination of the Commitment Period Borrower may at any time by notice to Agent reduce the Borrowing Base then in effect to any lesser amount. Each such notice shall take effect on the date specified therein, which may not be earlier than the date on which such notice is received by Agent, and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

         Section 2.14. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender based on the existence of such Lender's Loan or commitments under this Agreement, then, upon demand by such Lender, Borrower will pay to Agent for the benefit of such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of such Lender's Loan or commitments under this Agreement.

         Section 2.15. Increased Cost of Fixed Rate Portions. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

                 (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall net income of any Lender or any lending office of any Lender by any jurisdiction in which such Lender or any such lending office is located); or

                 (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion owing to any Lender (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

                 (c) shall impose on any Lender or the London interbank deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to such Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by such Lender in respect of any Fixed Rate Portion by an amount deemed by such Lender to be material, then such Lender shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender and (ii) Borrower may elect, by giving to Agent and such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

         Section 2.16. Availability. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of such Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) such Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) such Lender determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then Borrower's right to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions of such Lender's Loan (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of such Lender's Loan. Borrower agrees to indemnify each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 2.17. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any loss or expense incurred or sustained by Agent or such Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Fixed Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 2.18.  Reimbursable Taxes.  Borrower covenants and agrees that:

                 (a) Borrower will indemnify Agent and each Lender against and reimburse Agent and each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender or any lending office of Agent or such Lender (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.


                 (b) All payments on account of the principal of, and interest on, each Lender's Loan and each Lender's Note, and all other amounts payable by Borrower to Agent and each Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Agent or such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

                 (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion, Borrower may elect, by giving to Agent and each Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

                       ARTICLE III - Conditions Precedent

         Section 3.1. Conditions Precedent. This Agreement shall not become effective for any purpose and no Lender shall have any obligation to make the initial Advance unless and until Borrower shall have received, before July 31, 1995, at least $64,500,000 in gross proceeds from the issuance of the 2002 Notes (including warrants) and shall have applied a portion of such proceeds to
(i) pay in full all obligations of Borrower under the Prior Unsecured Senior Credit Agreement, (ii) redeem Borrower's Series D Preferred Stock, and (iii) pay all obligations under the Prior Agreement, other than the portion of the principal of Lender's Loan thereunder which is not in excess of the Borrowing Base hereunder, which to the extent not so paid will be deemed to constitute the initial Advance under this Agreement. The date on which the conditions set forth in this Section 3.1 shall be satisfied shall be deemed to be the effective date of this Agreement ("Effective Date").

         Section 3.2. Documents to be Delivered. In addition, no Lender has any obligation to make the initial Advance unless Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Agent and each
Lender:

                 (a) A Note payable to each Lender in the principal amount equal to the Maximum Loan Amount for such Lender.

                 (b)  The Intercreditor Agreement.

                 (c) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (iii) a copy of any bylaws of Borrower and all amendments thereto.

                 (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

                 (e) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Advance, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.3.

                 (f) An opinion of Messrs. Vinson & Elkins L.L.P., counsel for Borrower in form and substance satisfactory to each Lender.

                 (g) An opinion of Messrs. Donovan Leisure Newton & Irvine, special New York counsel for Agent as to the enforceability of the Loan Documents governed by New York law.

                 (h)  Each Security Document listed in the Security Schedule.

                 (i) Certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents (including, without limitation, California).

         Section 3.3. Additional Conditions Precedent. No Lender has any obligation to make any Advance (including the initial Advance) unless the following conditions precedent have been satisfied:

                 (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance as if such representations and warranties had been made as of the date of such Advance, and all Security Documents shall be in full force and effect and provide the security intended thereby.

                 (b) No Default shall exist or will occur as a result of the making of such Advance.

                 (c) No material adverse change shall have occurred to Borrower's individual or Consolidated financial condition or businesses, since the date of this Agreement.

                 (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance.

                 (e) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject such Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

                 (f) Agent shall have received all documents and instruments provided for herein which Agent has then requested, in addition to those described in Section 3.2 (including opinions of legal counsel for the Related Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be reasonably satisfactory to Agent and each Lender in form, substance and date.

                 (g) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Messrs. Thompson & Knight, P.C. counsel to Agent.


                  ARTICLE IV - Representations and Warranties

         Section 4.1. Borrower's Representations and Warranties. To confirm each Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce each Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Agent and each Lender that:

                 (a) No Default. Borrower is not in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

                 (b) Organization and Good Standing. Each Related Person which is a corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have, or be likely to have a material adverse effect on any such person. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

                 (c) Authorization. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

                 (d) No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

                 (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

                 (f) Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the audited annual Initial Financial Statements no material adverse change has occurred in Borrower's financial condition or businesses or in Borrower's Consolidated financial condition or businesses, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

                 (g) Other Obligations and Restrictions. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is reasonably likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of such Related Person or of Borrower on a Consolidated basis.

                 (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Agent and each Lender in writing which could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

                 (i) Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect Borrower or, on a Consolidated basis, Borrower and its properly Consolidated subsidiaries, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

                 (j) ERISA Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

                 (k) Environmental and Other Laws. As used in this subsection: "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. Section 9601(22). Except as set forth in the Disclosure Schedule:

                            (i) The Related Persons are conducting their businesses in material compliance with all applicable federal, state and local laws, including

                 Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses. Each Related Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the financial condition, operations, business or prospects of any Related Person.

                           (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any governmental agency or entity or any other Person with respect to (1) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Related Person or on any property owned by any Related Person, (2) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (3) any alleged failure by any Related Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

                          (iii) No Related Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

                           (iv) No Related Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Related Person to an extent that such handling has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Related Person; and

                          (1) no PCBs are or have been present at any properties now owned or leased by any Related Person or, to the best knowledge of each Related Person, previously owned or leased by any Related Person;

                          (2) no asbestos is or has been present at any properties now owned or leased by any Related Person or, to the best knowledge of each Related Person, previously owned or leased by any Related Person;

                          (3) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now owned or leased by any Related Person or, the best knowledge of each Related Person, previously owned or leased by any Related Person;

                          (4) no Hazardous Materials have been released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now owned or leased by any Related Person or, the best knowledge of each Related Person, previously owned or leased by any Related Person;

                          (5) no Hazardous Materials have been otherwise released at, on or under any properties now owned or leased by any Related Person or, the best knowledge of each Related Person, previously owned or leased by any Related Person, to an extent that such release has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Related Person.

                            (v) No Related Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (vi) No Hazardous Material generated by any Related Person has been recycled, treated, stored, disposed of or released by any Related Person at any location other than those listed in the Disclosure Schedule.

                          (vii) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Related Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Related Person by any other Person), and no property now owned or leased by any Related Person, or, the best knowledge of each Related Person, previously owned or leased by any Related Person, is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

                         (viii) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties now owned or leased by any Related Person or, the best knowledge of each Related Person, previously owned or leased by any Related Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Related Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

                           (ix)   There have been no environmental
                 investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Related Person in relation to any properties or facility now or previously owned or leased by any Related Person which have not been made available to Agent and the Lenders.

                 (l) Names and Places of Business. Borrower has not, during the preceding five years, had, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower are (and for the preceding five years have been) located at the address of Borrower specified on the signature pages hereto. Except as indicated in the Disclosure Schedule, Borrower has no other office or place of business.

                 (m) Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

                 (n) Title to Properties. Each Related Person has good and defensible title to all of its material properties and assets, free and clear of all Prohibited Liens and of all impediments to the use of such properties and assets in such Related Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are attributed in the latest Engineering Report.

                 (o) Government Regulation. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Person of Debt, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                 (p) Insider. Neither Borrower, nor any other Related Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of Borrower, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C.
         Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of Agent or any Lender, of a bank holding company of which Agent or any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Agent or any Lender is a Subsidiary.

         Section 4.2. Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents. In the event of any transfer of a Note or an interest therein, Agent agrees to give notice thereof to Borrower within a reasonable time after such transfer.


                       ARTICLE V - Covenants of Borrower

         Section 5.1. Affirmative Covenants. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce such Lender to enter into this Agreement and make the Loans, Borrower shall, and shall cause each Related Person to, warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

                 (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

                 (b) Books, Financial Statements and Reports. Each Related Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Agent and each Lender at Borrower's expense:

                          (i) As soon as available, and in any event within 90 days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Arthur Andersen & Co., or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within 120 days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants stating that they have read this Agreement, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 5.2(f), (l) and (m), and further stating that in making the examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

                          (ii) As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 5.2(f), (l) and (m), and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

                          (iii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

                          (iv) By March 31 of each year, engineering reports prepared by Huddleston & Co., Inc. and Ryder Scott Company, or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, and by September 30 of the each year engineering reports prepared by Borrower (or at Borrower's option, by an independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders), each such report to address all oil and gas properties and interests owned by Borrower which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. Each report shall be in form and substance satisfactory to Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. Each report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

                          (v) As soon as available, and in any event within forty-five (45) days after the end of each month, a report describing by lease or unit the net and gross volumes of production and sales attributable to production during such month from the properties described in subsection (b)(iv) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

                          (vi) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, Borrower shall deliver to Agent an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as Exhibit E. Further, if requested by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year beginning with the Fiscal Year 1995, by Pilko & Associates or other consultants selected by Majority Lenders which review shall, if requested by Agent, be arranged and supervised by environmental legal counsel for Agent, all at Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by Agent, based upon such review at Borrower's cost and expense.

                          (vii) Concurrently with the annual renewal of the Borrower's insurance policies, Borrower shall, if requested by Agent in writing, cause a certificate or report to be issued by J. H. Blades & Co., Inc. or other insurance consultants satisfactory to Agent certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

                          (viii) As soon as available, and in any event by May 31 of each year, Borrower shall prepare and deliver to Agent and each Lender budgets, forecasts and business plans of Borrower's operations for the then current Fiscal Year.

                          (ix) As soon as available, and in any event within forty five (45) days after the end of each Fiscal Quarter, Borrower shall deliver to Agent and each Lender a detailed summary of (A) its Consolidated general and administrative expenses and capital and other expenditures for the Fiscal Quarter most recently ended and (B) its projected Consolidated general and administrative expenses and capital and other expenditures for the then current Fiscal Quarter.

                          (x) By March 31 and September 30 of each year, Borrower shall prepare and submit to Agent and each Lender for Majority Lender's prior approval, a capital expense budget setting forth all Capital Expenditures expected to paid by Borrower and it Consolidated Subsidiaries in the next six month period, describing the nature of such expenditures, the budgeted amount and the expected date of payment thereof.

                 (c) Other Information and Inspections. Each Related Person will furnish to Agent and each Lender any information which Agent may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent or any Lender (including independent accountants, agents, attorneys, appraisers and any other Persons), to visit and inspect, during normal business hours, any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each of Agent and Lenders agrees that, until the occurrence of a Default, it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority, (iii) is disclosed to any Lender's Affiliates, auditors, attorneys, or agents, or (iv) is furnished to any purchaser or prospective purchaser of participations or other interests in the Loan or any Loan Document.

                 (d) Notice of Material Events and Change of Address. Borrower will promptly notify Agent and each Lender:

                            (i) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition or in the aggregate value of the Collateral or any event or condition which could reasonably be expected to have a material adverse effect on Borrower's financial condition or Borrower's Consolidated financial condition or in the aggregate value of the Collateral.

                           (ii)   of the occurrence of any Default,

                          (iii) of the acceleration of the maturity of any Debt owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's

                 Consolidated financial condition or on the value of any material part of the Collateral,

                           (iv)   of the occurrence of any Termination Event,

                            (v) of any claim of $250,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties, and

                           (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon any Related Person's financial condition, business or operations or on the value of any Collateral.

         Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

                 (e) Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

                 (f) Maintenance of Existence and Qualifications. Each Related Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower or the rights or remedies of Agent or any Lender under the Loan Documents.

                 (g) Payment of Trade Debt, Taxes, etc. Each Related Person will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within 120 days after the same was incurred pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business, except as permitted by

         Section 5.2(a); (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

                 (h) Insurance. Each Related Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with Schedule 3. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Agent as its interests may appear, (ii) to provide that such policies may not be cancelled or reduced or affected in any material manner for any reason without fifteen days prior notice to Agent, (iii) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Related Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with Schedule 3, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Related Person shall at all time maintain liability insurance in the amounts set out on Schedule 3.

                 (i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay (i) all reasonable costs and expenses incurred by or on behalf of Agent or any Lender (including travel expenses, similar out-of-pocket costs, attorneys' fees, consultants fees and engineering fees) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (5) the defense or enforcement of the Loan Documents (including this section) or the defense of Agent's or any Lender's exercise of its rights under any of the Loan Documents; and (ii) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

                 (j) Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

                 (k) Interest. Borrower hereby promises to pay interest to Agent and Lenders at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Agent or any Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

                 (l) Compliance with Agreements and Law. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto.

                 (m)  Environmental Matters; Environmental Reviews.

                            (i)   Each Related Person will comply in all
                 material respects with all Environmental Laws now or hereafter applicable to such Related Person or its property and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

                           (ii) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                          (iii) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

                 (n) Evidence of Compliance. Each Related Person will furnish to each Lender at such Related Person's or Borrower's expense all evidence which Agent or any Lender from time to time reasonably requests as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

                 (o) Additional Reports to be Delivered to Agent. Within 30 days following the date of the Agreement, Agent shall have received, in form and substance satisfactory to Agent, a favorable report of J.H. Blades & Co., Inc. regarding their assessment of the insurance maintained by the Related Persons.

                 (p) Excess Cash Flow Offer. If the Borrower has Excess Cash Flow in excess of $1,000,000 in any Fiscal Year, beginning with the Fiscal Year ending December 31, 1996, Borrower is required to apply an amount equal to fifty percent (50%) of all Excess Cash Flow for such Fiscal Year (not just the amount in excess of $1,000,000) to (i) the prepayment of the Notes as provided in Section 2.7 and/or (ii) the acquisition and/or development of new and existing oil and gas properties.

         Section 5.2. Negative Covenants. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement and make the Loans, Borrower shall, and shall cause each Related Person to, warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

                 (a) Restricted Debt. No Related Person will in any manner owe or be liable for Restricted Debt except:

                            (i)   the Obligations.

                           (ii) (A) the indebtedness and obligations of Borrower under the 2002 Notes and the 2002 Indenture (as such instruments are in effect on the date hereof), and (B) the indebtedness and obligations of any Related Person under any guaranties of the indebtedness and obligations of Borrower under subsection (A) above.

                          (iii)   obligations under Permitted Swap Agreements.

                           (iv) obligations under hedging agreements incurred pursuant to the provisions of Section 5.2(c).

                            (v) obligations under the Gas Purchase and Sale Agreement dated October 2, 1992 and the Gas Price Agreement dated March 1, 1993, each between Washington Energy Marketing, Inc. and Borrower, as successor in interest to South Texas Limited Partnership.

                           (vi) Debt incurred by such Related Person on ordinary trade terms to service contractors (each a "Contractor") which is contemplated to be paid more than 120 days after the same is incurred, provided that (A) such Debt is not delinquent, and (B) the Contractor (x) has entered into an agreement with Lenders, in form satisfactory to Agent, expressly subordinating the Debt of such Related Person to the Contractor to the Obligations, and (y) has executed and delivered such lien waivers and other agreements, in form satisfactory to Agent, as Agent may request in its sole discretion.

                 (b) Limitation on Liens. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents:

                            (i)   Liens which secure Obligations only.

                           (ii) Liens which secure the 2002 Notes, provided such Liens are subordinate to any Liens upon the same properties or assets which secure Obligations.

                          (iii)   statutory Liens for taxes, statutory
                 mechanics' and materialmen's Liens incurred in the ordinary course of business, Liens under operating agreements in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Restricted Debt and secure only Debt which is not delinquent or which is being contested in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established.

                           (iv) the "Permitted Encumbrances" as such term is defined in the Security Documents, and any Liens expressly permitted under any similar provisions of any other Security Document.

                 (c) Hedging Contracts. No Related Person will be a party to or in any manner be liable on any forward, future, swap or hedging contract, including any Permitted Swap Agreements, except:

                            (i) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by the Related Persons, provided that at all times: (1) no such contract fixes a price for a term of more than twelve
                 (12) months; (2) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Majority Lenders) for any single month does not in the aggregate exceed eighty-five percent (85%) of the Related Persons' aggregate Projected Production of oil and gas anticipated to be sold in the ordinary course of the Related Persons' businesses for such month, (3) no such contract (other than a Permitted Swap Agreement) requires any Related Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Related

                 Person in performing its obligations thereunder, and (4) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Ratings Group or Moody's Investors Services, Inc. (or a successor credit rating agency).

                           (ii) contracts entered into by a Related Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Related Person that is accruing interest at a variable rate, provided that (1) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and
                 (3) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Ratings Group or Moody's Investors Services, Inc. (or a successor credit rating agency).

                 (d) Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Related Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common or preferred stock and any options or warrants giving the holders thereof only the right to acquire such shares, except the 2002 Notes issued as of the date hereof. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

                 (e) Limitation on Sales of Property. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

                            (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

                           (ii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

                          (iii) interests in oil and gas leases, or portions thereof (if released or abandoned but not otherwise sold or transferred), so long as no well situated on the property transferred, or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in commercial quantities.

                           (iv)   other property which is sold for fair
                 consideration if (A) the aggregate of such consideration in any fiscal year of the Borrower does not exceed $500,000 with respect to properties with values, as set forth in the Engineering Reports delivered to Agent and each Lender, taken into account in determining the most recent Borrowing Base, or $750,000 for properties not used in determining the most recent Borrowing Base, and (B) the sale of such properties will not materially impair or diminish the value of the assets subject to the Security Documents or the Borrower's and its Subsidiaries' consolidated financial condition, businesses or operations.

         Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

                 (f) Limitation on Dividends and Redemptions. No Related Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except as expressly provided in this section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made (i) by the Guarantors without limitation to Borrower, and (ii) so long as no Default shall have occurred and be continuing, by Borrower to pay cash dividends on its Series A, Series B, Series C and Series E preferred stock (but no other stock), provided that the aggregate amount of such dividends (determined on the basis of when such dividends are paid) shall not exceed $530,000 in any Fiscal Year.

                 (g) Limitation on Investments and New Businesses. No Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or (iv) make any acquisitions or investments in any properties, other than oil and gas properties, with a purchase price in excess of $500,000.

                 (h) Limitation on Credit Extensions. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner and (ii) loans to Borrower.

                 (i) Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

                 (j) Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Person to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Loan Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in
         Section 4001 of ERISA.

                 (k)  Fiscal Year.  No Related Person will change its Fiscal
         Year.

                 (l) Working Capital and Current Ratio. The ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than 1.0 to 1.0. For purposes of this subsection, Borrower's Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation.

                 (m) Tangible Net Worth. The remainder of (i) all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus (ii) all Consolidated liabilities and similar balance sheet items of Borrower will never be less than the sum of (i) $6,750,000, plus (ii) seventy five percent (75%) of Borrower's cumulative Consolidated net income beginning with the 1995 Fiscal Year plus (iii) ninety percent (90%) of the net proceeds from the sale of any equity securities issued by Borrower or any of its Subsidiaries on or after the date hereof.

                             ARTICLE VI - Security

         Section 6.1. The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person and accepted by Agent.

         Section 6.2. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any of the Related Persons. Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, title opinions from legal counsel acceptable to Agent with respect to any Related Person's properties and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Related Person has good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may request.

         Section 6.3. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.4. Offset. To secure the repayment of the Obligations Borrower hereby grants to Agent and each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Agent or any Lender at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Agent or any Lender, and (c) any other credits and claims of Borrower at any time existing against Agent or any Lender, including claims under certificates of deposit. Upon the occurrence of any Default, each of Agent and Lenders is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

         Section 6.5. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.6. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Borrower is and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Borrower may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.


                  ARTICLE VII - Events of Default and Remedies

         Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

                 (a) Any Related Person fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

                 (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

                 (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.1(d) or
         Section 5.2 (other than Section 5.2(l));

                 (d) Any Related Person fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty
         (30) days after notice of such failure is given by Agent to

         Borrower, provided that such grace period shall not apply to any such failure if Borrower has not given notice thereof to Agent and Lenders as required in Section 5.1(d)(ii);

                 (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Agent;

                 (f) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

                 (g) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt under the 2002 Notes or the 2002 Indenture or any of its other Debt in excess of $100,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

                 (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

                 (i)  Any Related Person:

                          (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                          (iii)  suffers the appointment of or taking
                 possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any material part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

                 (j)  A Change of Control occurs.

Upon the occurrence of an Event of Default described in subsection (i)(i),
(i)(ii) or (i)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, or from any Lender as provided in Section 2.3(c) of the Intercreditor Agreement, Agent shall) without notice to Borrower or any other Related Person declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to declaration by Agent), any obligation of Lenders to make any further Advances or loans of any kind under any agreement with any Related Person shall be permanently terminated. In addition, upon the occurrence of any Event of Default, the Majority Lenders shall have the right to terminate the Commitment Period.

         Section 7.2. Remedies. If any Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

         Section 7.3. INDEMNITY. Borrower agrees to indemnify Agent and each Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent or any Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or of Agent or any Lender with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ANY LENDER, provided only that neither Agent nor any Lender shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Agent or any Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. AS USED IN THIS SECTION THE TERMS "AGENT" AND "LENDERS" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, SHAREHOLDER, SUBSIDIARY, SUCCESSOR, ASSIGN, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.


                              ARTICLE VIII - Agent

         Section 8.1. Appointment and Authority. Each Lender hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein, to hold and deal with all Liens securing the Obligations, and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto, subject, with respect to the Security Documents, to the provisions of the Intercreditor Agreement. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of, or Agent otherwise obtaining actual knowledge of, any Default or Event of Default, Agent shall promptly notify each Lender thereof.

         Section 8.2. Exculpation, Agent's Reliance, Etc. NEITHER AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents;
(d) except as otherwise expressly provided in any Loan Document, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 8.3. Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 8.4. INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER WITHIN TEN (10) DAYS AFTER DEMAND) FROM AND AGAINST SUCH LENDER'S PERCENTAGE SHARE OF ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT.
CUMULATIVE OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE AGENT OR ANY OTHER LENDER PROMPTLY UPON DEMAND FOR SUCH LENDER'S PERCENTAGE SHARE OF ANY COSTS AND EXPENSES TO BE PAID TO AGENT OR SUCH OTHER LENDER BY BORROWER UNDER SECTION 5.1(I) TO THE EXTENT THAT AGENT OR SUCH OTHER LENDER IS NOT TIMELY REIMBURSED FOR SUCH EXPENSES BY BORROWER AS PROVIDED IN SUCH SECTION. AS USED IN THIS SECTION THE TERM "AGENT" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

         Section 8.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Subject to the Intercreditor Agreement, Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 8.6. Sharing of Set-Offs and Other Payments. Each of Agent and Lender agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.10, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 2.10, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause

Agent and all Lenders to share all payments as provided for in Section 2.10, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.10; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations, subject, however, to the terms of the Intercreditor Agreement. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

         Section 8.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         Section 8.8. Benefit of Article VIII. The provisions of this Article (other than the following Section 8.9) are intended solely for the benefit of Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Related Person.

         Section 8.9. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Borrower may, with the written concurrence of Lenders whose aggregate Percentage Shares exceed fifty percent (50%), designate a successor Agent. If within fifteen days after the date of such resignation Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                           ARTICLE IX - Miscellaneous

         Section 9.1.  Waivers and Amendments; Acknowledgments.

                 (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Agent or any Lender in exercising any right, power or remedy which Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this Section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof. No modification or amendment of or supplement to this Agreement or the other Loan Documents, no waiver of any provision of any Loan Document and no consent to any departure therefrom shall be valid or effective against any party unless the same is in writing and is signed by such party (and if such party is a Lender, is signed by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders or, in the circumstances set forth in the next sentence, each Lender). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article III (provided that Agent may in its discretion withdraw any request it has made under Section 3.3(f)), (2) increase the Maximum Loan Amount of such Lender or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note or any other Obligation owing to such Lender, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note or any other Obligation owing to such Lender,
         (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares or percentage of Obligations held which is required for Agent, Lenders or any of them to take any particular action under the

         Loan Documents, (6) release during any Fiscal Year, Collateral with an aggregate value in excess of $250,000, as set forth in the latest Engineering Reports delivered to Agent and each Lender, and (7) release Borrower from its obligation to pay such Lender's Note or any other Obligation owing to such Lender or release any Guarantor from its guaranty of such payment, or (8) amend or waive any provision of the Intercreditor Agreement.

                 (b) Acknowledgements and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Agent or any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Agent nor any Lender owes any fiduciary duty to Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Agent and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Agent and Lenders, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, subject however, to the terms of the Loan Documents, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) Agent and all Lenders have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make the Loans.

         THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         Section 9.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Agent and Lenders and all of Agent's and Lenders' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Agent or any Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Agent and Lenders in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Agent or any Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 9.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Agent and the other Lenders at their addresses specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance or Rate Election shall become effective until actually received.

         Section 9.4. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lenders.

         SECTION 9.5. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE

LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN CHOOSING NEW YORK LAW, THE PARTIES SPECIFICALLY INTEND TO AVOID
THE APPLICATION OF ANY OTHER STATE'S LAWS CONCERNING, INTER ALIA, THE AVAILABILITY OF A DEFICIENCY JUDGEMENT BEFORE, DURING OR AFTER JUDICIAL OR NONJUDICIAL FORECLOSURES OF ANY OR ALL OF THE COLLATERAL AND TO AVOID ANY SUCH OTHER STATE'S REQUIREMENTS THAT RESORT MUST BE HAD BY AGENT OR LENDERS FIRST TO ALL OR ANY PART OF THE COLLATERAL PRIOR TO PURSUING OTHER ASSETS OF ANY RELATED PARTY OR OBTAINING A PERSONAL JUDGEMENT AGAINST BORROWER OR ANY RELATED PARTY FOR ALL OR ANY PART OF THE OBLIGATIONS AND/OR ANY REQUIREMENT THAT ONLY "ONE ACTION" MAY BE HAD BY AGENT OR LENDERS IN ENFORCING SOME OR ALL OF THEIR RIGHTS UNDER ANY LOAN DOCUMENT. SPECIFICALLY, BORROWER ACKNOWLEDGES, UNDERSTANDS, AND WAIVES THE BENEFITS OF ANY AND ALL SUCH OTHER STATE'S LAWS, OR CHOICE OF LAW RULES OF SUCH OTHER STATE, WHICH WOULD OTHERWISE DETRACT FROM THE ELECTION OF NEW YORK LAW HEREUNDER, INCLUDING WITHOUT LIMITATION SPECIFICALLY ACKNOWLEDGING AND WAIVING ANY BENEFIT OR PROTECTION THAT MIGHT OTHERWISE HAVE ARISEN UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580D AND/OR 726, OR ANY CLAIM THAT ANY SIMILAR LAWS OF A STATE OTHER THAN NEW YORK SHALL GOVERN THE SUBSTANTIVE OR PROCEDURAL RIGHTS OF AGENT AND LENDERS AS REGARDS THE OBLIGATIONS AND/OR THE COLLATERAL. TO THIS END, BORROWER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT SUFFICIENT CONTACTS EXIST BETWEEN BORROWER AND THE STATE OF NEW YORK TO JUSTIFY AND RENDER REASONABLE THE NEW YORK CHOICE OF LAW PROVISIONS HEREIN, THAT THE CHOICE OF LAW PROVISION HAS BEEN EXPRESSLY NEGOTIATED AND ANALYZED BY THE PARTIES, AND THAT BORROWER KNOWINGLY ACCEPTS THE CONSEQUENCES OF THE CHOICE OF NEW YORK LAW TO GOVERN THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND THE COLLATERAL.

         BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS AGENT, AT THE DIRECTION OF THE MAJORITY LENDERS, MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY AGENT AND LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST AGENT AND LENDERS AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR

PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER OR SUCH LAW FIRM TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO AGENT A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT, AT THE DIRECTION OF MAJORITY LENDERS, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT, AT THE DIRECTION OF MAJORITY LENDERS, TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (a) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT AND MAJORITY LENDERS TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (b) PROMPTLY DELIVER TO AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         Section 9.6. Limitation on Interest. Agent, each Lender, the Related Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

         Section 9.7. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, any Obligations under Sections 2.14 through 2.18, and any obligations which any Person may have to indemnify or compensate Agent or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 9.8. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 9.9. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         SECTION 9.10. ACKNOWLEDGEMENT OF NO CLAIMS, OFFSETS OR DEFENSES; RELEASE BY THE RELATED PARTIES. BORROWER, ON BEHALF OF ITSELF AND EACH OF THE OTHER RELATED PERSONS, ACKNOWLEDGES THAT NO RELATED PERSON NOR ANY OF THEIR RESPECTIVE OWNERS, DIRECTORS, SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE "BORROWER AFFILIATED PARTIES") HAS ANY CLAIM, DEMAND, RIGHT OF OFFSET, CAUSE OF ACTION IN LAW OR IN EQUITY, LIABILITY OR DAMAGES OF ANY NATURE WHATSOEVER, WHETHER FIXED OR CONTINGENT (HEREINAFTER COLLECTIVE CALLED "CLAIMS") THAT COULD BE ASSERTED IN CONNECTION WITH, OR WHICH WOULD IN ANY OTHER MANNER BE RELATED TO, THE PRIOR NOTE, THE PRIOR AGREEMENT OR ANY OTHER AGREEMENTS, TRANSACTIONS OR OTHER ACTIONS PRIOR TO THE DATE HEREOF INVOLVING ANY OF THE BORROWER AFFILIATED PARTIES AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION OR ANY OR ITS PREDECESSORS IN INTEREST ("THE PRIOR INCC AGREEMENTS AND ACTIVITIES"). NOTWITHSTANDING THE FOREGOING, HOWEVER, BORROWER HEREBY AGREES THAT IN CONSIDERATION OF THE CREDIT EXTENDED TO BORROWER AND THE RELATED PARTIES UNDER THE LOAN DOCUMENTS AND AS A MATERIAL INDUCEMENT TO THE LENDERS TO ENTER INTO SUCH LOAN DOCUMENTS AND EXTEND SUCH CREDIT TO BORROWER, BORROWER, ON BEHALF OF ITSELF AND ALL OF THE OTHER BORROWER AFFILIATED PARTIES HEREBY RELEASES AND FOREVER DISCHARGES, EACH LENDER, EACH SUBSEQUENT HOLDER OF ANY OF THE OBLIGATIONS, AND EACH AND ALL OF THEIR PARENT, SUBSIDIARY AND AFFILIATED CORPORATIONS PAST AND PRESENT, AS WELL AS THEIR RESPECTIVE OWNERS, DIRECTORS, SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE "RELEASED PARTIES"), OF AND FROM ANY AND ALL CLAIMS WHICH BORROWER AND THE OTHER BORROWER AFFILIATED PARTIES MAY HAVE OR HEREAFTER ACQUIRE AGAINST ANY OR ALL OF THE RELEASED

PARTIES BY REASON OF, OR RELATED IN ANY WAY TO, THE PRIOR INCC AGREEMENTS AND ACTIVITIES.

         SECTION 9.11. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. TO THE EXTENT PERMITTED BY LAW, EACH OF AGENT, LENDERS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT'S AND LENDERS' ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF BORROWER, AGENT AND LENDERS HEREBY FURTHER
(a) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (b) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (c) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                    HARCOR ENERGY, INC.



                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    Address:

                                    Five Post Oak Park
                                    Suite 2220
                                    Houston, Texas 77027-3416
                                    Attention: Chairman of the Board and Chief
                                    Executive Officer
                                    Telephone: (713) 961-1804
                                    Telecopy:  (713) 961-9773


                                    INTERNATIONALE NEDERLANDEN (U.S.)
                                    CAPITAL CORPORATION, Agent and Lender





                                    By: /s/ Trond O. Rokholt
                                       ---------------------------------------
                                       Name: Trond O. Rokholt
                                       Title: Vice President

                                    Address:

                                       135 East 57th Street
                                       New York, New York  10022-2101
                                       Attention: Trond O. Rokholt
                                       Telephone: (212) 446-1943
                                       Telecopy: (212) 832-3616

                                                                     SCHEDULE 1


                              DISCLOSURE SCHEDULE


         To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:


         1.      Section 4.1(f)  Initial Financial Statements:



         2.      Section 4.1(g)  Other Obligations and Restrictions:



         3.      Section 4.1(i)  Litigation:



         4.      Section 4.1(j)  ERISA Liabilities:



         5.      Section 4.1(k)  Environmental and Other Laws:



         6.      Sections 4.1(l) and 8.3  Names and Places of Business:


                 Borrower has not used a name other than HarCor Energy, Inc.


                 Borrower's Subsidiaries' names during this period are as follows:

                 HTAC Investments
                 HCO Energy
                 HTAC Partners
                 Warrior, Inc.
                 HarCor Capital Markets





                                       1
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                 Previous Addresses:

                 11766 Wilshire Blvd.              9401 Wilshire Blvd.
                 Suite 720                         Suite 520
                 Los Angeles, CA 90045             Beverly Hills, CA 90212


                 Current Address:

                 Five Post Oak
                 Suite 2220
                 Houston, Texas 77027-3416


         7.      Section 4.1(m) Borrower's Subsidiaries:

                 Warrior, Inc.
                 HTAC Investments





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                                                                     SCHEDULE 2


                               SECURITY SCHEDULE


1. First Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement of even date herewith executed by Borrower in favor of Agent.

2. UCC-1 Financing Statements executed by Borrower in favor of Agent in connection with the Mortgages.

3. Second Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement and Financing Statement of even date herewith executed by Borrower in favor of Agent.

4. Amended and Restated Guaranty of even date herewith executed by Warrior, Inc., a Texas corporation ("Warrior"), in favor of Agent.

5. Amended and Restated Stock Pledge Agreement executed by Borrower in favor of Agent.

6. Second Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement of even date herewith executed by Warrior in favor of Agent (the "Warrior Mortgage").





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                                                                     SCHEDULE 3


                                   INSURANCE





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                                                                      EXHIBIT A

                                PROMISSORY NOTE


$_________________             New York, New York                July ___, 1995

         FOR VALUE RECEIVED, the undersigned, HarCor Energy, Inc., a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of _______________ (herein called "Lender"), the principal sum of _______________
_______________ DOLLARS ($_______________) or, if less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent, 135 East 57th Street, New York, New York or at such other place (or account which is held) within New York County, New York, as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Amended and Restated Credit Agreement dated July 19, 1995 among Borrower, Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and the Lenders (including Lender) referred to therein (herein, as from time to time, supplemented, amended or restated, called the "Credit Agreement"), and is a Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         This Note is given in renewal and restatement of (but not in extinguishment or novation of) that certain Promissory Note dated as of June 24, 1994, made by Borrower payable to the order of Lender in the stated principal amount of $17,200,000.

         For the purposes of this Note, the following terms have the meanings assigned to them below:

                 "Base Rate Payment Date" means (i) the last day of each month, beginning March 31, 1996, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.


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                 "Fixed Rate Payment Date" means, with respect to any Fixed
         Rate Portion: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and
         (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

         The principal of this Note shall be due and payable in quarterly installments, each of which shall be due on the last day of December, March, June and September, beginning March 31, 1996 and continuing regularly thereafter until December 31, 1998. Each installment due in one of the years listed in the following table (the "Quarterly Amortization Schedule") shall be equal to a percentage of the outstanding principal balance of this Note at the end of the Commitment Period (prior to any payments on that date) which percentage is set out opposite such year as follows:

         INSTALLMENT DATE                            PAYMENT PERCENTAGE
         ----------------                            ------------------
         March 31, 1996                                      6.00%
         June 30, 1996                                       6.00%
         September 30, 1996                                  6.00%
         December 31, 1996                                   6.00%
         March 31, 1997                                     11.25%
         June 30, 1997                                      11.25%
         September 30, 1997                                 11.25%
         December 31, 1997                                  11.25%
         March 31, 1998                                      7.75%
         June 30, 1998                                       7.75%
         September 30, 1998                                  7.75%
         December 31, 1998                                   7.75% (or outstanding balance)

         All outstanding principal of this Note and all accrued and unpaid interest thereon shall be due and payable on December 31, 1998.

         The outstanding principal of this Note is also required to be prepaid pursuant to the Credit Agreement, including, without limitation, quarterly prepayments from Quarterly Net Cash Flow.

         The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has





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accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment
Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                         HARCOR ENERGY, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:





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                                                                      EXHIBIT B
                              REQUEST FOR ADVANCE


         Reference is made to that certain Amended and Restated Credit Agreement dated as of July ___, 1995 (as from time to time amended, the "Agreement"), by and among HarCor Energy, Inc. ("Borrower"), Internationale Nederlanden (U.S.) Capital Corporation, as Agent ("Agent") and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lenders to make Advances to Borrower in the principal amount of $ __________ and specifies ____________, 19__, as the date Borrower desires for Lenders to make such Advances and for Agent to deliver to Borrower the proceeds thereof.

         To induce Lenders to make such Advances, Borrower hereby represents, warrants, acknowledges, and agrees that:

                 (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                 (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                 (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advance requested hereby. Borrower will use the Advance hereby requested in compliance with Section 2.3 of the Agreement.

                 (d)  Except to the extent waived in writing as provided in
         Section 9.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

                 (e) The unpaid principal balance of the Loan, after the making of the Advance requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Advance.

                 (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any





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         other means not provided for in Section 9.1(a) of the Agreement.  The
         Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.





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         IN WITNESS WHEREOF, this instrument is executed as of ____________,
19__.


                                         HARCOR ENERGY, INC.



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:





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                                                                      EXHIBIT C


                                 RATE ELECTION


         Reference is made to that certain Amended and Restated Credit Agreement dated as of July ___, 1995 (as from time to time amended, the "Agreement"), by and among HarCor Energy, Inc. ("Borrower"), Internationale Nederlanden (U.S.) Capital Corporation, as Agent ("Agent") and certain financial institutions ("Lenders"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby elects a Tranche of Fixed Rate Portions in the aggregate amount of $__________ with an Interest Period beginning on _______________ and continuing for a period of _________________.

         To meet the conditions set out in the Agreement for the making of such election, Borrower hereby represents, warrants, acknowledges and agrees that:

                 (a) The officer of Borrower signing this instrument is a duly elected, qualified and acting ____________ of Borrower, having all necessary authority to act for Borrower in making the election herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement.

                 (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF this instrument is executed as of ________________.


                                         HARCOR ENERGY, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:





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                                                                      EXHIBIT D


                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS


         Reference is made to that certain Amended and Restated Credit Agreement dated as of July ___, 199___ (as from time to time amended, the "Agreement"), by and among HarCor Energy, Inc. ("Borrower"), Internationale Nederlanden (U.S.) Capital Corporation, as Agent ("Agent") and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 5.1(b)(ii) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

                 (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

                 (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

                 (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections ____________ of the Agreement *[and Borrower's non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement];

                 (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 5.1(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

         The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.





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         IN WITNESS WHEREOF, this instrument is executed as of ____________,
19__.


                                         HARCOR ENERGY, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:





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                                                                      EXHIBIT E

                      ENVIRONMENTAL COMPLIANCE CERTIFICATE


         Reference is made to that certain Amended and Restated Credit Agreement dated as of July ___, 1995 (as from time to time amended, the "Agreement"), by and among HarCor Energy, Inc. ("Borrower"), Internationale Nederlanden (U.S.) Capital Corporation, as Agent ("Agent") and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. The undersigned, being the *[President/Chief Executive Officer] of Borrower, hereby certifies to each Lender as follows:

                 1. For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and is complying with Section 5.1(m) of the Credit Agreement *[except as set forth in Schedule I attached hereto];

                 2. To the best knowledge of the undersigned after due inquiry, Borrower is on the date hereof in compliance with all applicable Environmental Laws, noncompliance with which could have a material adverse effect on the financial condition or operations of Borrower;

                 3. Borrower has taken (and continues to take) steps to minimize the generation of potentially harmful effluents;

                 4. Borrower has established an ongoing program of conducting an internal audit of each operating facility of Borrower to identify actual or potential environmental liabilities which could have a material adverse effect on the financial condition or operations of Borrower; and

                 5. Borrower has established an ongoing program of training its employees in issues of environmental, health and safety compliance, and Borrower presently has one or more individuals in charge of implementing such training program.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry and consultation with the operating officers of Borrower, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.

                                         HARCOR ENERGY, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:





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